EXHIBIT 99.2


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        ---------------------------------------------------------------

                       REORGANIZATION AND MERGER AGREEMENT

                                  By and Among

                         COMMERCIAL FEDERAL CORPORATION
                                       AND
                 COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK


                                       And


                         MID CONTINENT BANCSHARES, INC.
                                       AND
                       MID-CONTINENT FEDERAL SAVINGS BANK



                          Dated as of September 2, 1997



      ---------------------------------------------------------------




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                                TABLE OF CONTENTS

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
ARTICLE I           THE MERGER AND RELATED MATTERS................................................................2
         1.1        Merger: Surviving Institution.................................................................2
         1.2        Effective Time of the Merger..................................................................2
         1.3        Conversion of Shares..........................................................................3
         1.4        Surviving Corporation in the Merger...........................................................4
         1.5        Authorization for Issuance of Commercial Common Stock;
                           Exchange of Certificates...............................................................5
         1.6        No Fractional Shares..........................................................................7
         1.7        Shareholders' Meetings........................................................................7
         1.8        Company Stock Options.........................................................................8
         1.9        Registration Statement; Prospectus/Proxy Statement............................................9
         1.10       Cooperation; Regulatory Approvals............................................................11
         1.11       Closing......................................................................................11
         1.12       Closing of Transfer Books....................................................................11
         1.13       Bank Merger..................................................................................11

ARTICLE II          REPRESENTATIONS AND WARRANTIES OF COMPANY
                           AND SAVINGS...........................................................................12
         2.1        Organization, Good Standing, Authority, Insurance, Etc.......................................12
         2.2        Capitalization...............................................................................13
         2.3        Ownership of Subsidiaries....................................................................13
         2.4        Financial Statements and Reports.............................................................13
         2.5        Absence of Changes...........................................................................15
         2.6        Prospectus/Proxy Statement...................................................................15
         2.7        No Broker's or Finder's Fees.................................................................15
         2.8        Litigation and Other Proceedings.............................................................16
         2.9        Compliance with Law..........................................................................16
         2.10       Corporate Actions............................................................................16
         2.11       Authority....................................................................................17
         2.12       Employment Arrangements......................................................................17
         2.13       Employee Benefits............................................................................18
         2.14       Information Furnished........................................................................20
         2.15       Property and Assets..........................................................................20
         2.16       Agreements and Instruments...................................................................20
         2.17       Material Contract Defaults...................................................................21
         2.18       Tax Matters..................................................................................21
         2.19       Environmental Matters........................................................................21
         2.20       Loan Portfolio:  Portfolio Management........................................................22
         2.21       Real Estate Loans and Investments............................................................22
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                                        i

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
         2.22       Derivatives Contracts........................................................................23
         2.23       Insurance....................................................................................23

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF COMMERCIAL
                           AND THE BANK..........................................................................23
         3.1        Organization, Good Standing, Authority, Insurance, Etc.......................................23
         3.2        Capitalization...............................................................................24
         3.3        Ownership of Subsidiaries....................................................................24
         3.4        Financial Statements and Reports.............................................................24
         3.5        Absence of Changes...........................................................................25
         3.6        Prospectus/Proxy Statement...................................................................26
         3.7        No Broker's or Finder's Fees.................................................................26
         3.8        Compliance With Law..........................................................................26
         3.9        Corporate Actions............................................................................27
         3.10       Authority....................................................................................27
         3.11       Information Furnished........................................................................27
         3.12       Litigation and Other Proceedings.............................................................28
         3.13       Agreements and Instruments...................................................................28
         3.14       Tax Matters..................................................................................28
         3.15       Property and Assets..........................................................................28
         3.16       Derivatives Contracts........................................................................29
         3.17       Insurance....................................................................................29

ARTICLE IV          COVENANTS....................................................................................29
         4.1        Investigations; Access and Copies............................................................29
         4.2        Conduct of Business of the Company and the Company Subsidiaries..............................30
         4.3        No Solicitation..............................................................................31
         4.4        Shareholder Approvals........................................................................32
         4.5        Filing of Holding Company and Merger Applications............................................33
         4.6        Consents.....................................................................................33
         4.7        Resale Letter Agreements.....................................................................33
         4.8        Publicity....................................................................................33
         4.9        Cooperation Generally........................................................................34
         4.10       Additional Financial Statements and Reports..................................................34
         4.11       Stock Listing................................................................................34
         4.12       Allowance for Loan and Real Estate Owned Losses..............................................34
         4.13       D&O Indemnification and Insurance............................................................35
         4.14       Tax Treatment................................................................................35
         4.15       Update Disclosure............................................................................35
         4.16       Company's Employee Plans and Benefit Arrangements............................................36
         4.17       Amendment of Savings' Federal Stock Charter..................................................37
         4.18       Commercial Goodwill Claim....................................................................37
         4.19       Environmental Reports........................................................................37

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

ARTICLE V           CONDITIONS TO THE MERGER; TERMINATION
                           OF AGREEMENT..........................................................................38
         5.1        General Conditions...........................................................................38
         5.2        Conditions to Obligations of Commercial and Bank.............................................39
         5.3        Conditions to Obligations of Company and Savings.............................................41
         5.4        Termination of Agreement and Abandonment of Merger...........................................42

ARTICLE VI          TERMINATION OF OBLIGATIONS; PAYMENT
                           OF EXPENSES...........................................................................43
         6.1        Termination; Lack of Survival of Representations and
                      Warranties.................................................................................43
         6.2        Payment of Expenses..........................................................................44

ARTICLE VII         CERTAIN POST-MERGER AGREEMENTS...............................................................45
         7.1        Reports to the SEC...........................................................................45
         7.2        Employees....................................................................................45

ARTICLE VIII        GENERAL......................................................................................46
         8.1        Amendments...................................................................................46
         8.2        Confidentiality..............................................................................46
         8.3        Governing Law................................................................................47
         8.4        Notices......................................................................................47
         8.5        No Assignment................................................................................48
         8.6        Headings.....................................................................................48
         8.7        Counterparts.................................................................................48
         8.8        Construction and Interpretation..............................................................48
         8.9        Entire Agreement.............................................................................48
         8.10       Severability.................................................................................48
         8.11       No Third Party Beneficiaries.................................................................48
         8.12       Enforcement of Agreement.....................................................................49

Schedules:
  Schedule I      Disclosure Schedule for the Company and Savings..................................................
  Schedule II     Disclosure Schedule for Commercial and the Bank..................................................
  Schedule 4.2.....................................................................................................
  Schedule 4.7.....................................................................................................
  Schedule 4.16....................................................................................................
  Schedule 5.1(e)..................................................................................................
  Schedule 7.2.....................................................................................................
  Schedule 8.9.....................................................................................................

Exhibits:
  Exhibit 1.1(a)  Acquisition Plan of Merger.......................................................................
  Exhibit 1.1(b)  Bank Plan of Merger..............................................................................
  Exhibit 5.2(a)  Form of Opinion of Counsel for the Company.......................................................
  Exhibit 5.3(a)  Form of Opinion of Counsel for Commercial........................................................
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                                       iii

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                       REORGANIZATION AND MERGER AGREEMENT

================================================================================

         THIS REORGANIZATION AND MERGER AGREEMENT ("Agreement") is dated as of September 2, 1997, by and among COMMERCIAL FEDERAL CORPORATION, a Nebraska corporation ("Commercial"), and COMMERCIAL FEDERAL BANK, A FEDERAL SAVINGS BANK, a Federally chartered savings bank and wholly-owned subsidiary of Commercial ("Bank"); and MID CONTINENT BANCSHARES, INC., a Kansas corporation ("Company"), and Mid- Continent Federal Savings Bank, a Federally chartered savings bank and wholly-owned subsidiary of Company ("Savings").

         WHEREAS, Commercial, a non-diversified, unitary savings and loan holding company, with principal offices in Omaha, Nebraska, owns all of the issued and outstanding capital stock of Bank, with its principal offices in Omaha, Nebraska.

         WHEREAS, Company, a non-diversified, unitary savings and loan holding company, with principal offices in El Dorado, Kansas, owns all of the issued and outstanding capital stock of Savings, with principal offices in El Dorado, Kansas;

         WHEREAS,  Commercial  and Company  desire to combine  their  respective holding companies through a tax-free exchange so that the respective shareholders of both Commercial and Company will have an equity ownership in the combined holding company;

         WHEREAS, following the combination of Commercial and Company, it is intended that Bank and Savings will be merged such that the resulting holding company will retain the advantage of a unitary savings and loan holding company status and that the resulting savings institution will achieve certain economies of scale and efficiencies as a result of such subsequent merger;

         WHEREAS, it is intended that to accomplish this result, the Company will be acquired by means of a merger (the "Acquisition Merger") of the Company with and into Commercial, followed by the merger of Savings with and into the Bank (the "Bank Merger"). The Acquisition Merger and the Bank Merger are collectively referred to as the "Merger";

         WHEREAS, it is intended that for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code; and

         WHEREAS, the Boards of Directors of Commercial and the Company (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of Commercial and the Company, respectively, and their respective stockholders and have approved this Agreement. Consummation of the Merger is subject to the

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prior approval of the Office of Thrift Supervision  ("OTS") and the stockholders of the Company, among other conditions specified herein.

         NOW THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE I
                         THE MERGER AND RELATED MATTERS

         1.1 Merger: Surviving Institution. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Nebraska Business Corporation Act ("NBCA"), the Kansas General Corporation Code ("KGCC"), the Home Owners Loan Act, as amended ("HOLA"), and the rules and regulations promulgated thereunder (the "Thrift Regulations"), (a) at the Acquisition Merger Effective Time (as hereinafter defined), the Company shall be merged with and into Commercial pursuant to the terms and conditions set forth herein and in the Plan of Merger to be set forth as Exhibit 1.1(a) attached hereto (the "Acquisition Plan of Merger"), (b) the separate corporate existence of the Company shall cease, and (c) thereafter, at the Bank Merger Effective Time (as hereinafter defined) Savings shall be merged with and into the Bank pursuant to the terms and conditions set forth herein and in a plan of merger set forth in Exhibit 1.1(b) (the "Bank Plan of Merger"). The Acquisition Merger shall have the effects specified in the NBCA and the KGCC, Section 1.4(e) hereof and the Acquisition Plan of Merger. Upon the consummation of the Acquisition Merger, the separate corporate existence of the Company shall cease and Commercial shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"). Upon consummation of the Bank Merger, the separate existence of Savings shall cease and the Bank shall continue as the surviving institution of the Bank Merger. The name of the Bank, as the surviving institution of the Bank Merger, shall remain "Commercial Federal Bank, a Federal Savings Bank". From and after the Bank Merger Effective Time, the Bank, as the surviving institution of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of the Bank and Savings, all as more fully described in the Thrift Regulations, Section 1.13 hereof and the Bank Plan of Merger. Commercial may at any time change the method of effecting the Merger if and to the extent it deems such change to be desirable, provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Company common stock as provided for in this Agreement, (B) adversely affect the tax treatment to Company shareholders as a result of receiving the consideration described in
Section 1.3 herein or (C) materially impede or delay the consummation of the transactions contemplated by this Agreement.

         1.2 Effective Time of the Merger. As soon as practicable after each of the conditions set forth in Article V hereof have been satisfied or waived, but in no event later than thirty (30) days following such satisfaction or waiver (unless otherwise agreed by the parties hereto) Commercial and the Company will file, or cause to be filed, an agreement, certificate or articles

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of  merger  with  appropriate   authorities  of  Kansas  and  Nebraska  for  the
Acquisition Merger and articles of combination with the OTS for the Bank Merger, which agreement, certificate, articles of merger and articles of combination shall in each case be in the form required by and executed in accordance with applicable provisions of law and the Thrift Regulations, respectively. The Acquisition Merger shall become effective at the latest to occur of the time (i) the Nebraska articles of merger are filed with the appropriate authorities of Nebraska or (ii) the agreement or certificate of merger is filed with the appropriate authorities of Kansas (the "Acquisition Merger Effective Time"), which shall be immediately following the Closing (as defined in Section 1.11 herein) and on the same day as the Closing if practicable. The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the OTS pursuant to Section 552.13(k) of the Thrift Regulations (the "Bank Merger Effective Time"). The parties shall cause the Acquisition Merger to become effective prior to the Bank Merger.

         1.3      Conversion of Shares.

                  (a)(i) At the Acquisition Merger Effective Time, by virtue of the Merger and without any action on the part of Commercial or Company or the holders of shares of Commercial or Company common stock, each outstanding share of Company common stock issued and outstanding at the Acquisition Merger Effective Time shall be converted into and represent solely the right to receive without any action by the holder, shares of Commercial Common Stock, in the manner provided in Section 1.5 hereof, according to the following Exchange Ratios (which shall be subject to adjustment as provided in clause (a)(iv) of this Section (the "Merger Consideration"):

         (A) If the Average NYSE Closing Price (as defined below) shall be equal to or greater than $36.00 but equal to or less than $44.00, then the Exchange Ratio shall be such number of shares of Commercial Common Stock equal to the quotient (carried to four digits and rounded down) that results by dividing $38.25 by the Average NYSE Closing Price of Commercial Common Stock (a maximum of 1.0625 and a minimum of 0.8693 shares of Commercial Common Stock);

         (B) If the Average NYSE Closing Price (as defined below) shall be greater than $44.00, the Exchange Ratio shall be 0.8693 shares of Commercial Common Stock;

         (C) If the Average NYSE Closing Price (as defined below) shall be less than $36.00, then the Exchange Ratio shall be 1.0625 shares of Commercial Common Stock; provided, however, that in the event the Exchange Ratio is adjusted pursuant to the proviso contained in Section 5.4(e) hereof, the Exchange Ratio shall be the Exchange Ratio as so adjusted.

                           (ii)  Any shares of Company common  stock  which  are
owned or held by Company or any of its subsidiaries (except shares held in any 401(k) plan of the Company or any of its subsidiaries or otherwise held in a fiduciary capacity, including the Savings Employee Stock Ownership Plan and the Management Stock Ownership Plan awards whether vested or not) or by Commercial or any of Commercial's subsidiaries (other than in a fiduciary capacity) at the

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Acquisition Merger Effective Time shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no shares of capital stock of Commercial shall be issued or exchanged therefor.

                           (iii) At the Acquisition  Merger  Effective Time, the
holders of certificates
representing shares of Company common stock shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration as provided herein.

                           (iv) If the holders of Commercial  Common Stock shall
have received or
shall have become entitled to receive, without payment therefor, during the period commencing on the date hereof and ending with the Acquisition Merger Effective Time, additional shares of common stock or other securities for their stock by way of a stock split, stock dividend, reclassification, combination of shares, spinoff or similar corporate rearrangement ("Stock Adjustment"), then the amount of Commercial Common Stock to be exchanged at the Acquisition Merger Effective Time for Company Common Stock shall be proportionately adjusted to take into account such Stock Adjustment. In addition, the Average NYSE Closing Price, as defined below, shall be proportionately adjusted to compensate for any such Stock Adjustment.

                  (b) The term "NYSE Closing Price" shall mean the closing price per share (carried to four decimal places and rounded down) of the Commercial Common Stock on the New York Stock Exchange. The term "Average NYSE Closing Price" shall mean the arithmetic mean of the NYSE Closing Prices of the Commercial Common Stock for the twenty-fifth through the sixth trading day, inclusive, immediately preceding the business day prior to the later of (A) the date on which all requisite federal and state regulatory approvals required to consummate the transactions contemplated by this Agreement are obtained (and
Commercial shall notify the Company of the date when all such approvals are obtained), including for this purpose the period of any requisite waiting periods in respect thereof, (B) the date of the Company's meeting of shareholders to be held pursuant to Section 1.7(a) herein or (C) the 25th day of the month immediately preceding the month in which the parties have scheduled in writing the Closing to occur, or the next succeeding business day (the "Determination Period").

                  (c) Each share of Commercial Common Stock to be issued to the Company's shareholders pursuant to this Section 1.3 shall include the corresponding number of rights associated with the Commercial Common Stock pursuant to the Rights Agreement dated as of December 19, 1988 by and between Commercial and Manufacturers Hanover Trust Company, as Rights Agent ("Commercial Rights Agreement").

         1.4      Surviving Corporation in the Merger.

                  (a) The name of the Surviving Corporation in the Acquisition Merger shall be Commercial Federal Corporation.


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



                  (b) The Articles of Incorporation of Commercial as in effect immediately prior to the Acquisition Merger Effective Time shall be the Articles of Incorporation of the Surviving Corporation as the Surviving Corporation.

                  (c) The bylaws of Commercial, together with all amendments thereto, if any, as in effect immediately prior to the Acquisition Merger Effective Time, shall thereafter be the bylaws of the Surviving Corporation, until amended as provided therein or by law.

                  (d) The directors and officers of Commercial in office immediately prior to the Acquisition Merger Effective Time shall be the directors and officers of the Surviving Corporation following the Acquisition Merger, until their successors shall be duly elected and qualified.

                  (e)      From and after the Acquisition Merger Effective Time:

                           (i) The  Surviving  Corporation  shall  possess   all
assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of Commercial and Company, and all obligations belonging or due to each of Commercial and Company, all of which are vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest in the real estate vested in Commercial or the Company shall not revert or in any way be impaired by reason of the Acquisition Merger.

                           (ii) The Surviving Corporation shall  be  liable  for
all the obligations of each of Commercial and Company. Any claim existing, or action or proceeding pending, by or against the Company or Commercial, may be prosecuted to judgement, with right of appeal, as if the Acquisition Merger had not taken place, or the Surviving Corporation may be substituted in its place.

                           (iii) All the rights of  creditors of each of Company
and Commercial are preserved unimpaired, and all liens upon the property of Company and Commercial are preserved unimpaired, on only the property affected by such liens immediately prior to the Acquisition Merger Effective Time.

         1.5      Authorization   for   Issuance  of  Commercial  Common  Stock;
Exchange of Certificates.

                  (a) Commercial shall reserve or will at Closing have available for issuance a sufficient number of shares of its common stock for the purpose of issuing its shares to the Company's shareholders in accordance with this
Article I, including Section 1.8(a). Immediately prior to the Acquisition Merger Effective Time, Commercial shall make available for exchange or conversion, by transferring to an exchange agent appointed by Commercial and reasonably satisfactory to Company (the "Exchange Agent") for the benefit of the holders of Company common stock: (i) such number of whole shares of Commercial Common Stock as shall be

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issuable in connection  with the payment of the aggregate  Stock  Consideration, and (ii) such funds as may be payable in lieu of fractional shares of Commercial Common Stock.

                  (b) After the Acquisition Merger Effective Time, holders of certificates theretofore evidencing outstanding shares of Company common stock (other than as provided in Section 1.3(a)(ii)), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive certificates representing the number of whole shares of Commercial Common Stock into which shares of Company common stock theretofore represented by the certificates so surrendered shall have been converted, as provided in Section 1.3 hereof and cash payments in lieu of fractional shares as provided in Section 1.6 hereof. As soon as practicable after the Acquisition Merger Effective Time but not later than ten (10) business days thereafter, the Exchange Agent will send a notice and transmittal form to each Company shareholder of record at the Acquisition Merger Effective Time whose Company stock shall have been converted into Commercial Common Stock advising such shareholder of the effectiveness of the Acquisition Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Company common stock in exchange for new certificates for Commercial Common Stock and for cash in lieu of any fractional interest. Upon surrender, each certificate evidencing Company common stock shall be canceled.

                  (c) Until surrendered as provided in this Section 1.5, each outstanding certificate which, prior to the Acquisition Merger Effective Time, represented Company common stock (other than shares canceled at the Acquisition Merger Effective Time pursuant to Section 1.3(a)(ii) hereof) will be deemed for all purposes to evidence ownership of the number of shares of Commercial Common Stock into which the shares of Company common stock formerly represented thereby were converted and the right to receive cash in lieu of any fractional interest. However, until such outstanding certificates formerly representing Company common stock are so surrendered, no dividend or distribution payable to holders of record of Commercial Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distribution, without interest, theretofore paid with respect to such whole shares of Commercial Common Stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or subsequent to the Acquisition Merger Effective Time and the amount of any cash, without interest, payable to such holder in lieu of fractional shares pursuant to Section 1.6 hereof. After the Acquisition Merger Effective Time, there shall be no further registration of transfers on the records of the Company of outstanding certificates formerly representing shares of Company common stock and, if a certificate formerly representing such shares is presented to Commercial, it shall be forwarded to the Exchange Agent for cancellation and exchange for certificates representing shares of Commercial Common Stock as herein provided.

                  (d) All shares of Commercial Common Stock and cash in lieu of any fractional shares issued and paid upon the surrender for exchange of Company common stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company common stock.


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



                  (e) If any new certificate for Commercial Common Stock is to be issued in the name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes, if any, required by reason of the issuance of a new certificate for shares of Commercial Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (f) In the event any certificate for Company common stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Commercial Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant hereto; provided, however, that Commercial may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Commercial, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

         1.6 No Fractional Shares. Notwithstanding any term or provision hereof, no fractional shares of Commercial Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in exchange for any shares of Company common stock; no dividend or distribution with respect to Commercial Common Stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Commercial. In lieu of such fractional share interest, any holder of Company common stock who would otherwise be entitled to a fractional share of Commercial Common Stock will, upon surrender of his certificate or certificates representing Company common stock outstanding immediately prior to the Acquisition Merger Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the Average NYSE Closing Price. For the purposes of determining any such fractional share interests, all shares of Company common stock owned by a Company shareholder shall be combined so as to calculate the maximum number of whole shares of Company common stock issuable to such Company shareholder in the Acquisition Merger.

         1.7      Shareholders' Meetings.

                  (a) The Company shall, at the earliest practicable date but not sooner than January 26, 1998, hold a meeting of its shareholders (the "Company Shareholders' Meeting") to submit for shareholder approval (i) an amendment to Article 12 of the Company's Articles of Incorporation to permit the acquisition of more than 10% of the outstanding shares of Company common stock by Commercial pursuant to this Agreement (the "Articles Amendment") and (ii) this Agreement and the Acquisition Merger and all related matters necessary to the consummation of the transactions contemplated hereby. The affirmative vote of the holders of 80% of the outstanding shares of Company common stock shall be required to approve the Articles Amendment. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Company common stock shall be required for approval of the Acquisition Merger and all such related matters. Upon the approval of the Articles Amendment, Savings shall take all necessary actions to approve and effectuate a similar amendment to its Federal Stock Charter (the "Charter Amendment").

                  (b) Commercial shall, at its 1997 annual meeting of shareholders, submit for shareholder approval an amendment to Article IV of Commercial's Articles of Incorporation increasing the number of authorized shares of Commercial Common Stock. The affirmative vote of the holders of at least a majority of the votes cast shall be required for approval of such amendment to Commercial's Articles of Incorporation.

         1.8      Company Stock Options.

                  (a) Subject to Section 1.8(b) hereof, immediately prior to the Acquisition Merger Effective Time, each option outstanding under the Company's 1994 Stock Option Plan (the "Company Option Plan") shall continue outstanding as an option to purchase, in place of the purchase of each share of Company common stock, the number of shares (rounded down to the nearest whole share) of Commercial Common Stock that would have been received by the optionee in the Merger had the option been exercised in full (without regard to any limitations contained therein on exercise) for shares of Company common stock immediately prior to the Acquisition Merger upon the same terms and conditions under the relevant option as were applicable immediately prior to the Acquisition Merger Effective Time, except for appropriate pro rata adjustments as to the relevant option price for shares of Commercial common stock substituted therefor so that the aggregate option exercise price of shares subject to an option immediately following the assumption and substitution shall be the same as the aggregate option exercise price for such shares immediately prior to such assumption and substitution. It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under
Section 424 of the Code as to any stock option which is an "incentive stock option." Commercial and Company agree to take such actions as shall be necessary to give effect to the foregoing.

         At all times after the Acquisition Merger Effective Time, Commercial shall reserve for issuance such number of shares of Commercial Common Stock as are necessary so as to permit the exercise of options granted under the Company Option Plan in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. Commercial shall make all filings required under federal and state securities laws so as to permit the exercise of such options and the sale of the shares received by the option holder upon such exercise.

                  (b) In the event Commercial advises Company in writing no less than 45 days prior to the Closing that the Merger will not be accounted for as a pooling of interests, then each holder of an outstanding option under the Company Option Plan shall, in cancellation of such option (such cancellation to be reflected in a written agreement), receive from the Company, immediately prior to the Acquisition Merger Effective Time, in lieu of the Commercial stock option referred to in Section 1.8(a), a cash payment in the amount of the per share value of the Merger Consideration, less the exercise price of such option, net of any cash which must be withheld under federal and state income tax requirements. Immediately thereafter, the Company shall cancel each such option. At least ten (10) business days prior to the Closing and then immediately prior to the Closing, Company shall afford Commercial the right to review the cash amounts proposed to be paid to optionees hereunder.

         1.9      Registration Statement; Prospectus/Proxy Statement.

                  (a) For the purposes (i) of registering the Commercial  Common
Stock to be issued to holders of Company common stock in connection with the Merger and the shares issuable under the Company Option Plan pursuant to Section 1.8(a) hereof with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities, and (ii) of holding the Company Shareholders' Meeting, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), including the prospectus/proxy statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933, as amended (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder (such prospectus/proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement"). At the election of the Company, such Prospectus/Proxy Statement may also include information necessary to conduct the annual meeting of shareholders of the Company.

                  (b) Commercial shall furnish such information concerning Commercial and the Commercial Subsidiaries (as defined in Section 3.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.9(a) hereof. Commercial agrees promptly to advise the Company if at any time prior to the Company Shareholders' Meeting any information provided by Commercial in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. Commercial shall promptly file such supplemental information as may be necessary in order to cause such Prospectus/Proxy Statement, insofar as it relates to Commercial and the Commercial Subsidiaries, to comply with Section 1.9(a).

                  (c) The Company shall furnish Commercial with such information concerning the Company and the Company Subsidiaries (as defined in Section 2.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.9(a) hereof. The Company agrees promptly to advise Commercial if at any time prior to the Company Shareholders' Meeting any information provided by the Company in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide Commercial with the information needed to correct such inaccuracy or omission. The Company shall furnish Commercial with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and the Company Subsidiaries, to comply with Section 1.9(a).

                  (d) Commercial shall promptly file the Registration Statement with the SEC and applicable state securities agencies. Commercial shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable state securities laws at the earliest practicable date. The Company authorizes Commercial to utilize in the Registration Statement the information concerning the Company and the Company Subsidiaries provided to Commercial for the purpose of inclusion in the Prospectus/Proxy Statement. The Company shall have the right to review and approve the form of proxy statement included in the Registration Statement prior to its filing with the SEC and prior to its mailing to Company shareholders. Commercial shall advise the Company promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Commercial shall furnish Company with copies of all such documents. Prior to the Acquisition Merger Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (including the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the 1933 Act.

                  (e) The Company shall consult with Commercial in order to determine whether any directors, officers or shareholders of the Company may be deemed to be "affiliates" of the Company ("affiliated persons") within the meaning of Rule 145 of the SEC promulgated under the 1933 Act. In the event that Commercial, within 45 days of the Acquisition Merger Effective Time, advises Company in writing that the Acquisition Merger shall qualify for pooling of interests accounting treatment (and attaches an opinion of Deloitte & Touche LLP addressed to Commercial to that effect), then Commercial and the Company shall each take such action as may be necessary or appropriate to ensure that their respective affiliated persons are aware of and comply with the guidelines of the SEC with respect to the sale by affiliates of stock of companies engaging in a business combination transaction to be accounted for as a pooling of interests as set forth in Topic 2-E of the SEC staff accounting bulletin series. All shares of Commercial common stock issued to such Company affiliated persons (i) in connection with the Merger or (ii) upon exercise of options received pursuant to Section 1.8 hereof subsequent to the Acquisition Merger Effective Time, shall bear a legend upon the face thereof stating that transfer of the securities is or may be restricted by the provisions of the 1933 Act and, if applicable, pooling of interests accounting requirements, and notice shall be given to Commercial's transfer agent of such restriction. Such legend shall be removed
(i) by delivery of a substitute certificate without such legend if such Company affiliated person shall have delivered to Commercial upon request an affidavit in form and substance satisfactory to Commercial necessary to enable counsel to Commercial to furnish a legal opinion or other document requested by the transfer agent, to the effect that such legend is not required for purposes of the 1933 Act, or (ii) after the expiration of two years from the Acquisition Merger Effective Time unless, in the opinion of the counsel for Commercial, such person was an "affiliate" of Commercial within the meaning of Rule 145 within three months prior to the expiration of such two year period. Commercial shall use its best efforts to provide the transfer agent in a timely manner with any required legal opinion or other documentation necessary for the sale or transfer of any Commercial Common Stock received in the Merger. So long as shares of such Commercial common stock bear such legend, no transfer of such Commercial common stock shall be allowed unless and until the transfer agent is provided with such information as may reasonably be requested by counsel for Commercial to assure that such transfer will not violate applicable provisions of the 1933 Act, or rules, regulations or policies of the SEC.

         1.10 Cooperation; Regulatory Approvals. The parties shall cooperate and use reasonable best efforts to complete the transactions contemplated hereunder at the earliest practicable date but the parties do not anticipate the Closing to occur prior to April 1, 1998. Each party shall cause each of their affiliates and subsidiaries to cooperate in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the OTS, Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), SEC, applicable Secretary of State, other regulatory authorities, holders of the voting shares of common stock of the Company, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained.

         1.11 Closing. If (i) the Articles Amendment and this Agreement have been duly approved by the shareholders of the Company, and (ii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Commercial at which the parties hereto will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing shall be no more than sixty (60) days after the satisfaction or waiver of all conditions and/or obligations contained in Article V of this Agreement.

         1.12 Closing of Transfer Books. At the Acquisition Merger Effective Time, the transfer books for Company common stock shall be closed, and no transfer of shares of Company common stock shall thereafter be made on such books.

         1.13     Bank Merger.

                  (a) At the Bank Merger Effective Time, each share of Savings common stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of the capital stock or other securities or obligations of the Bank shall be issued or be deemed issued with respect to or in exchange for such canceled shares, and such canceled shares of Savings Common Stock shall not be converted into any shares or other securities or obligations of the Bank.

                  (b) The charter and bylaws of the Bank, as in effect immediately prior to the Bank Merger Effective Time, shall be the charter and bylaws of the Bank, as the surviving institution of the Bank Merger, and may thereafter be amended in accordance with applicable law.

                  (c) Except as otherwise provided herein, the directors and officers of the Bank immediately prior to the Bank Merger Effective Time shall be the directors and officers of the Bank, as the surviving institution of the Bank Merger, and shall continue in office until their successors are duly elected or otherwise duly selected.

                  (d) The liquidation account established by Savings pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall continue to be maintained by the Bank after the Bank Merger Effective Time for the benefit of those persons and entities who were savings account holders of Savings on the eligibility record date for such conversion and who continue from time to time to have rights therein. If required by the rules and regulations of the OTS, the Bank shall amend its charter to specifically provide for the continuation of the liquidation account established by Savings.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF COMPANY AND SAVINGS

         Company and Savings represent and warrant to Commercial and the Bank that, except as disclosed in Schedule I attached hereto and except that Savings makes no representations or warranties regarding Company:

         2.1 Organization, Good Standing, Authority, Insurance, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Section 2.1 of Schedule I lists each "subsidiary" of the Company and Savings within the meaning of Section 10(a)(1)(G) of HOLA, (individually a "Company Subsidiary" and collectively the "Company Subsidiaries") (unless otherwise noted herein all references to a "Company Subsidiary" or to the "Company Subsidiaries" shall include Savings). Each of the Company Subsidiaries is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in Section 2.1 of Schedule I. The Company and each Company Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. The Company has delivered to Commercial a true, complete and correct copy of the articles of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Company and each Company Subsidiary. To the Company's best knowledge, the Company and each Company Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. Savings is a member in good standing of the Federal Home Loan Bank of Topeka and all eligible accounts issued by Savings are insured by the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted under applicable law. Savings is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the Thrift Regulations. The Company is registered as a savings and loan holding company under the HOLA.

         The minute books of the Company and the Company's Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including the committees of such Boards).

         2.2 Capitalization. The authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, par value $.10 per share, of which 1,958,250 shares were issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of Preferred Stock, no par value, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Company common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for outstanding options to purchase 165,476 shares of Company common stock under the Company Option Plan, as of the date of this Agreement, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Company's capital stock from the Company and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the Company's capital stock. A true and complete copy of the Company Option Plan, as in effect on the date of this Agreement, is attached as Section
2.2 of Schedule I. Except as disclosed at Schedule 2.2, neither the Company nor Savings is aware of any event or circumstance (excluding actions or events by Commercial) which could disqualify the Merger from being accounted for as a pooling of interests.

         2.3 Ownership of Subsidiaries. All the outstanding shares of the capital stock of the Company Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by the Company or a Company Subsidiary free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"). All of the outstanding capital stock or other ownership interests in all of the Company Subsidiaries is owned either by the Company or Savings. Except as set forth in Section 2.3 of Schedule I, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Company Subsidiary and no contracts to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any material investment of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or profit participations in any "company" (as defined in Section 10(a)(1)(C) of the HOLA) other than the Federal Home Loan Bank of Topeka or except as set forth in Section 2.3 of Schedule I.

         2.4      Financial Statements and Reports.

                  (a) No registration statement, proxy statement, schedule or report filed by the Company or any Company Subsidiary with the SEC or the OTS under the 1933 Act or the 1934 Act ("SEC Reports"), on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Company Subsidiaries have timely filed all reports and documents required to be filed by them with the SEC, the OTS, or the Federal Deposit Insurance Corporation (the "FDIC") under various securities and banking laws and regulations for the last five years (or such shorter period as they may have been subject to such filing requirements), except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. All such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended and, with respect to the SEC Reports, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, with respect to reports and documents filed with banking regulatory agencies, were accurate in all material respects. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after September 30, 1996) in accordance with the Company's books and records and those of any of the Company Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after September 30, 1996, will present) fairly the consolidated statement of financial condition and the consolidated statements of income, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes to generally accepted accounting principles). The consolidated financial statements of the Company at September 30, 1996 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of the Company and the Company Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles and contain or will contain, in the opinion of management, adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to the Company or the Company Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at September 30, 1996 or for transactions effected or actions occurring or omitted to be taken after September 30, 1996
(i) in the ordinary course of business, or (ii) as permitted by this Agreement.

                  (b) The Company has delivered to Commercial each SEC Report filed, used or circulated by it with respect to periods since June 27, 1994 through the date of this Agreement and will promptly deliver each such SEC Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC or the OTS (or, if not so filed, in the form used or circulated), including, without limitation, its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

         2.5      Absence of Changes.

                  (a) Since September 30, 1996, there has been no material adverse change in the business, properties, financial condition, results of operations or assets of the Company and the Company Subsidiaries, taken as a whole. Since September 30, 1996 and through the date hereof, there is no occurrence, event or development of any nature existing or, to the best knowledge of the Company, threatened, which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of the Company or any Company Subsidiary other than the effects of any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles or regulatory accounting principles, which impairs both the Company and Commercial in a substantially similar manner and other than the effects of any change attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting both the Company and Commercial to a similar extent and in a similar manner.

                  (b) Since September 30, 1996, each of the Company and the Company Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice.

         2.6 Prospectus/Proxy Statement. At the time the Prospectus/ Proxy Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approvals referred to in Section 1.7(a) hereof and at all times subsequent to such mailings up to and including the times of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to the Company (including the Company Subsidiaries), its shareholders and representatives, Company common stock and all other transactions contemplated hereby, will:

                  (a) Comply in all material respects with applicable provisions of the 1934 Act and the rules and regulations under such Act; and

                  (b) Not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

         2.7 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf or under authority of the Company or any of the Company Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except the Company has engaged RP Financial, LC to provide financial advisory services and to deliver an opinion to the effect that the consideration to be received by the Company shareholders in the

Merger is fair to the Company shareholders from a financial point of view. A copy of the engagement agreement with RP Financial, LC. is attached to Section
2.7 of Schedule I.

         2.8  Litigation and Other  Proceedings.  Except as set forth in Section
2.8 of Schedule I and except for matters which would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, neither the Company nor any Company Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the best knowledge of the management of the Company, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

         2.9      Compliance with Law.

                  (a) To the best knowledge of the Company, the Company and the Company Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither the Company nor any Company Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

                  (b) To the best knowledge of the Company, the Company and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted.

         2.10     Corporate Actions.

                  (a) The Boards of Directors of the Company and Savings have duly authorized their respective officers to execute and deliver (as applicable) this Agreement, the Acquisition Plan of Merger and the Bank Plan of Merger and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. The Board of Directors of the Company has authorized and directed the submission for shareholders' approval of the Articles Amendment and this Agreement, together with the Merger and any other action requiring such approvals. All corporate authorization by the Board of Directors of the Company required for the consummation of the Merger has been obtained or will be given when required by applicable law.

                  (b) Subject to the Articles Amendment and the approval thereof by the Company's shareholders, the Company's Board of Directors has taken or will take all necessary action to exempt this Agreement, the Acquisition Plan of Merger, the Bank Plan of Merger and the transactions contemplated hereby and thereby from, (i) any applicable state takeover laws, (ii) any Kansas laws limiting or restricting the voting rights of shareholders, (iii) any Kansas laws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested shareholder" or person or entity of similar type, and (iv) any provision in its or any of the Company Subsidiaries' articles/certificate of incorporation, charter or bylaws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested shareholder" or person or entity of similar type.

         2.11 Authority. The execution, delivery and performance of its obligations under this Agreement by the Company and Savings does not violate any of the provisions of, or constitute a default under or give any person the right to terminate or accelerate payment or performance under (i) subject to the effectiveness of the Articles Amendment and of the amendment to Savings' Federal Stock Charter referred to in Section 4.17 hereof (the "Charter Amendment"), the articles of incorporation or bylaws of the Company, the articles of incorporation, charter or bylaws of any Company Subsidiary, (ii) any regulatory restraint on the acquisition of the Company or Savings or control thereof, (iii) any law, rule, ordinance, or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Company Subsidiaries is subject or (iv) any other material agreement, material lease, material contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which the Company or any of the Company Subsidiaries is a party or is subject or by which any of their properties or assets is bound. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Subject to the approval and effectiveness of the Articles Amendment and the Charter Amendment, the Company and Savings, as applicable, have all requisite corporate power and authority to enter into this Agreement and the Acquisition Plan of Merger and to perform their respective obligations hereunder and thereunder, except, with respect to this Agreement, and the Acquisition Merger, the approval of the Company's shareholders of the Articles Amendment and this Agreement required under applicable law and the effectiveness of the Charter Amendment. Other than the receipt of Governmental Approvals (as defined in Section 5.1(c)), the approval of shareholders of the Articles Amendment and this Agreement, and the consents specified in Schedule I with respect to the Contracts, no consents or approvals are required on behalf of Company in connection with the consummation of the transactions contemplated by this Agreement, the Acquisition Plan of Merger and the Bank Plan of Merger. This Agreement, the Acquisition Plan of Merger and the Bank Plan of Merger constitute the valid and binding obligation of the Company and Savings, as applicable, and each is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

         2.12  Employment  Arrangements.  Except as disclosed in Section 2.12 of
Schedule I, there are no employment, severance or other agreements, plans or arrangements with any current or former directors, officers or employees of Company or any Company Subsidiary which may not be terminated without penalty (including any augmentation or acceleration of benefits) on 30 days or less notice to such person. No payments to directors, officers or employees of the Company or the Company Subsidiaries resulting from the transactions contemplated hereby will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction to the Company or any Company Subsidiary pursuant to Sections 162 or 280G of the Code. No later than thirty (30) days prior to consummation of the Merger, the Company shall furnish Commercial for its review (i) a computation of the amounts expected to be payable under the employment and severance agreements disclosed in Section
2.12 of Schedule I as a result of the Merger, and (ii) a schedule reasonably satisfactory to Commercial demonstrating that no "disqualified individual" within the meaning of Section 280G of the Code will be receiving payments in contravention of the representation in the preceding sentence.

         2.13     Employee Benefits.

                  (a) Neither the Company nor any of the Company Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13 of Schedule I (true and correct copies of which have been delivered to Commercial). None of Company or any of the Company Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and Company is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 2.13 of Schedule I, neither the Company nor any of the Company Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof, or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements"). With respect to each Employee Plan and Benefit Arrangement of the Company or any Company Subsidiary, Section 2.13 of
Schedule I sets forth as of the date of this Agreement: (i) any and all payments more than 30 days past due, (ii) the actuarial present value, determined and prepared in accordance with GAAP (based, where applicable, on the same actuarial assumptions as those previously used for funding purposes, other than turnover assumptions, and computed on the basis of a terminated plan), of any accrued benefits or other obligations not listed elsewhere in this schedule, including without limitation, premiums and contributions for which the Company or any Company Subsidiary is or may be directly or indirectly liable to present or former employees, officers, directors, and their beneficiaries, (iii) the net fair market value of the assets held in any fund, policy, or other arrangement, and (iv) the amount of any contribution or other obligation paid, accrued, or payable, or reasonably expected to be payable between the date of this Agreement and the Closing, including contributions by Savings to its Employee Stock Ownership Plan (the "Savings ESOP") to repay its loan in accordance with past practices (pro rated through the Closing), subject to applicable tax law limitations. Neither the Company nor any Company Subsidiary will make any contribution, or undertake any obligation to contribute any amount to any Employee Plan or Benefit Arrangement other than the amounts listed in Schedule
2.13 of Schedule I and other than immaterial amounts in the ordinary course of business and in accordance with past practice.

                  (b) Except as set forth in Section 2.13 of Schedule I, all Employee Plans and Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1996 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or no material increase in the cost thereof or benefits payable thereunder on or after January 1, 1997.

                  (c) To the best knowledge of the Company, each Employee Plan and Benefit Arrangement (i) has been administered to date, and will be administered until the Closing, in accordance with their terms and in compliance with the Code, ERISA, and all other applicable rules and regulations, (ii) has, in a timely, accurate, and proper manner, both filed all required government reports and made all required employee communications, and (iii) between the date of this Agreement and the Closing, will complete and file all such required reports. To the best knowledge of the Company, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Company or any Company Subsidiary which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived; nor has Company or any Company Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. To the best knowledge of the Company, neither Company nor any Company Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Commercial, or any of its affiliates at or after the Acquisition Merger Effective Time.

                  (d) On or before 15 days after execution hereof, the Company will provide Commercial with true and complete copies of the following documents where applicable to any Employee Plan or Benefit Arrangement: (i) each plan document or agreement, and any amendments thereto, and related trust agreements, insurance contracts and policies, annuity contracts, and any other funding arrangement; (ii) the most recent summary plan description and summary of material modifications, along with disclosure of the date of their distribution to participants and filing with the Department of Labor; (iii) for the three most recent plan years, Form 5500 Annual Return/Report and all actuarial and financial reports and appraisals; (iv) the most recent determination letter received from the Internal Revenue Service, plus any open requests and all other rulings received from any governmental agency; and (v) with respect to any action taken within the current and three preceding plan years, a certified copy of all Board of Directors resolutions. Within 60 days of the date hereof, the Company or Savings shall provide Commercial with documentation, reasonably satisfactory to Commercial, demonstrating that the requirements of Sections 401(k), 401(m), 404, 410, 412, 415, and 416 of the Code have been satisfied by each Employee Plan that is intended to qualify under Section 401 of the Code.

                  (e) The assets of Savings' defined benefit pension plan do not include equity securities.

         2.14 Information Furnished. No statement contained in any schedule, certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Company to Commercial pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Merger and which is necessary to make the representations and warranties not misleading, to the best knowledge of the Company, has been withheld from Commercial.

         2.15 Property and Assets. To the best knowledge of the Company, the Company and the Company Subsidiaries have marketable title to all of their real property reflected in the financial statements at September 30, 1996, referred to in Section 2.4 hereof, or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent,
(c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, and (e) pledges or liens incurred in the ordinary course of business. Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect and neither Company nor any Company Subsidiary is in default in any material respect under any such lease. No consent of the lessor of any material real property or material personal property lease is required for consummation of the Merger except as set forth in
Section 2.15 of Schedule I. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Company and the Company Subsidiaries since September 30, 1996, except such loss, damage or destruction which does not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole. All property and assets material to their business and currently used by Company and the Company Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

         2.16 Agreements and Instruments. Except as set forth in Section 2.16 of
Schedule I, neither the Company nor any Company Subsidiary is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date hereof), (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between Company or any Company Subsidiary and any director or officer of Company or Savings, or any member of the immediate family or affiliate of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which Company or any Company Subsidiary is a party, (e) any agreements between Company or any Company Subsidiary and any five percent or more shareholder of Company, and (f) any agreements, directives, orders, or similar arrangements between or involving the Company or any Company Subsidiary and any state or federal savings institution regulatory authority.

         2.17 Material Contract Defaults. Neither the Company nor any Company Subsidiary nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which the Company or a Company Subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the Company and any Company Subsidiary, taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         2.18     Tax Matters.

                  (a) The Company and each of the Company Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 2.18 of Schedule I; and there is no agreement by the Company or any Company Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Company, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is the Company aware of any basis for any such asser tion or claim. The Company and each of the Company Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. The Company and each Company Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

                  (b) Adequate provision for any federal, state, local, or foreign taxes due or to become due for the Company or any of the Company Subsidiaries for any period or periods through and including September 30, 1996, has been made and is reflected on the September 30, 1996 audited Company consolidated financial statements and has been or will be made in accordance with generally accepted accounting principles with respect to periods ending after September 30, 1996.

         2.19 Environmental Matters. Except as set forth on Schedule 2.19 hereto, to the best knowledge of the Company, neither the Company nor any Company Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Neither the Company nor any Company Subsidiary has knowledge of, nor has the Company or any Company Subsidiary received written notice from any governmental or regulatory body of, any conditions, activities, practices or incidents which is reasonably likely to interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to Company's knowledge, threatened against Company or any Company Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

         2.20     Loan Portfolio:  Portfolio Management.

                  (a) All evidences of indebtedness reflected as assets in the consolidated balance sheet of Company as of December 31, 1996, or acquired since such date, are (except with respect to those assets which are no longer assets of the Company or any Company Subsidiary) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been threatened or asserted against the Company or any Company Subsidiary. To the best knowledge of the Company, all such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. To the best knowledge of the Company, all loans originated or purchased by Savings were at the time entered into and at all times since have been in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. Savings administers its loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in all material respects in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of Savings regarding all loans outstanding on its books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the OTS.

                  (b) Section 2.20 of Schedule I sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of Savings and its subsidiaries that have been adversely designated, criticized or classified by it as of June 30, 1997, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of the Company Subsidiaries before the date hereof.

         2.21 Real Estate Loans and Investments. Except for properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to the Company or any

Company Subsidiary which exist which would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of the Company or any Company Subsidiary (either individually or in the aggregate with other loans and investments).

         2.22 Derivatives Contracts. Neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on its Balance Sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.22 of Schedule I, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

         2.23 Insurance. The Company and the Company Subsidiaries have in effect insurance coverage which, in respect to amounts, types and risks insured, is reasonably adequate for the business in which the Company and the Company Subsidiaries are engaged. A schedule of all insurance policies in effect as to the Company and the Company Subsidiaries (the "Insurance Policies") is as set forth on Section 2.23 of Schedule I (other than policies pertaining to mortgage loans made in the ordinary course of business). All Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Acquisition Merger Effective Date shall have been paid on or before the Acquisition Merger Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Company's financial statements). The Insurance Policies are valid, outstanding and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF COMMERCIAL AND THE BANK

         Commercial and the Bank represent and warrant to Company and Savings that, except as disclosed in Schedule II attached hereto, and except that Bank makes no representations or warranties regarding Commercial:

         3.1 Organization, Good Standing, Authority, Insurance, Etc. Commercial is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nebraska. Each of the subsidiaries of Commercial within the meaning of Section 10(a)(1)(G) of

HOLA (individually a "Commercial Subsidiary" and collectively the "Commercial Subsidiaries") is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized. Commercial and each Commercial Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. Commercial and each Commercial Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole. The Bank is a member in good standing of the Federal Home Loan Bank of Topeka, and all eligible accounts issued by the Bank are insured by the SAIF to the maximum extent permitted under applicable law. The Bank is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code, and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the Thrift Regulations. Commercial is duly registered as a savings and loan holding company under the HOLA.

         3.2 Capitalization. The authorized capital stock of Commercial consists of 25,000,000 shares of Commercial common stock, par value $.01 per share, of which 21,572,168 shares were issued and outstanding as of the date of this Agreement and 10,000,000 shares of serial preferred stock, par value of $.01 per share, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Commercial common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

         3.3 Ownership of Subsidiaries. All the outstanding shares of the capital stock of the Commercial Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by Commercial or a Commercial Subsidiary free and clear of any Encumbrance. The outstanding capital stock or other ownership interests in all of the Commercial Subsidiaries is owned either by Commercial or the Bank. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Commercial Subsidiary and no contracts to which Commercial or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Commercial Subsidiaries.

         3.4      Financial Statements and Reports.

                  (a) No registration  statement,  proxy statement,  schedule or report filed by Commercial or any Commercial Subsidiary with the SEC or the OTS under the 1933 Act, or the 1934 Act, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years, Commercial and the Commercial Subsidiaries have timely filed all documents required to be filed by them with the SEC, the OTS, or the FDIC under various securities and financial institution laws and regulations, except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after June 30, 1996) in accordance with Commercial's books and records and those of any of its Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after June 30, 1996 will present) fairly the consolidated statement of financial condition and the consolidated statements of operations, stockholders' equity and cash flows of Commercial and the Commercial Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes in generally accepted accounting principles). The consolidated financial statements of Commercial as of June 30, 1996 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing disclose or will disclose, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or due to become due and regardless of when asserted), as of their respective dates, of Commercial and the Commercial Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles, other than liabilities which are not, in the aggregate, material to Commercial and the Commercial Subsidiaries, taken as a whole, and contain or will contain in the opinion of management adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to Commercial or the Commercial Subsidiaries, taken as a whole, except as disclosed in such consolidated financial statements at June 30, 1996, or for transactions effected or actions occurring or omitted to be taken after June 30, 1996, (i) in the ordinary course of business, or (ii) as permitted by this Agreement.

                  (b) Commercial has delivered to the Company all periodic reports filed with the SEC under the 1934 Act for periods since June 30, 1996 through the date hereof and will through Closing upon written request promptly deliver copies of 1934 Act reports for future periods.

         3.5 Absence of Changes. Since June 30, 1996, there has been no material adverse change in the business, properties, financial condition, results of operations or assets of Commercial and the Commercial Subsidiaries, taken as a whole. Since June 30, 1996 and through the date hereof, there is no occurrence, event or development of any nature existing or, to the best knowledge of Commercial, threatened which may reasonably be expected to have a material adverse effect upon the business, properties, financial condition, operations or assets of Commercial or any Commercial Subsidiary, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles or regulatory accounting principles, which impairs both the Company and Commercial in a substantially similar manner and other than the effects of any change attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting both the Company and Commercial to a similar extent and in a similar manner.

                  Since June 30, 1996 and through the date hereof, each of Commercial and the Commercial Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice.

         3.6 Prospectus/Proxy Statement. At the time the Registration Statement becomes effective and at the time the Prospectus/Proxy Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approval referred to in Section 1.7(a) hereof and at all times subsequent to such mailings up to and including the times of such approval, such Registration Statement and Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Commercial (including the Commercial Subsidiaries) and its shareholders, Commercial Common Stock, this Agreement, the Merger and all other transactions contemplated hereby, will:

                  (a) comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

                  (b) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

         3.7 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf or under authority of Commercial or any of the Commercial Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except Commercial has engaged Merrill Lynch & Co., an investment banking firm, to provide financial advisory services to Commercial.

         3.8      Compliance With Law.

                  (a) To the best knowledge of Commercial, Commercial and the Commercial Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither Commercial nor any Commercial Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

                  (b) To the best knowledge of Commercial, Commercial and each of it Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its respective business as it is presently conducted.

         3.9 Corporate Actions. The Boards of Directors of Commercial and the Bank have duly authorized their respective officers to execute and deliver (as applicable) this Agreement, the Acquisition Plan of Merger, the Bank Plan of Merger and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. All corporate authorizations by the Board of Directors of Commercial required for the consummation of the Merger have been obtained.

         3.10 Authority. The execution, delivery and performance of this Agreement by Commercial and the Bank does not violate any of the provisions of, or constitute a default under or give any person the right to accelerate payment or performance under (i) the articles of incorporation or bylaws of Commercial, the charter or bylaws of the Bank, or the articles of incorporation or bylaws of any other Commercial Subsidiary, (ii) any regulatory restraint on the acquisition of the Company or Savings or control thereof, (iii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Commercial or any of the Commercial Subsidiaries is subject or (iv) any other Contract to which Commercial or any of the Commercial Subsidiaries is a party or is subject to or by which any of their properties or assets is bound which default, termination or acceleration would have a material adverse effect on the financial condition, business or results of operations of Commercial and the Commercial Subsidiaries, taken as a whole. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Commercial and the Bank have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. Other than the receipt of Governmental Approvals and the approval of its shareholders of the increase in the number of authorized shares of Commercial Common Stock, no consents or approvals are required on behalf of Commercial or any Commercial Subsidiary in connection with the consummation of the transactions contemplated by this Agreement or the Acquisition Plan of Merger. This Agreement, the Acquisition Plan of Merger and the Bank Plan of Merger constitute the valid and binding obligations of Commercial and the Bank, and are enforceable in accordance with their terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and general principles of equity.

         3.11 Information Furnished. No statement contained in any schedule, certificate or other document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Commercial to Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or any material omission. No information material to the Merger and which is necessary to make the representations and warranties not misleading, to the best knowledge of Commercial, has been withheld from the Company.

         3.12 Litigation and Other Proceedings. Except for matters which would not have a material adverse effect on the business, financial condition or results of operations of Commercial and the Commercial Subsidiaries taken as a whole, neither Commercial nor any Commercial Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the best knowledge of the management of Commercial, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

         3.13 Agreements and Instruments. As of the date of this Agreement, there are no agreements, directives, orders or similar arrangements between or involving Commercial or any Commercial Subsidiary and any state or federal savings institution regulatory authority.

         3.14 Tax Matters. Commercial and each of the Commercial Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes due and payable, whether disputed or not; there is no agreement by Commercial or any Commercial Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of Commercial, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Commercial aware of any basis for any such assertion or claim. Commercial and each of the Commercial Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. Commercial and each Commercial Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

         3.15 Property and Assets. To the best knowledge of Commercial, Commercial and the Commercial Subsidiaries have marketable title to all of their real property reflected in the financial statements at June 30, 1996, referred to in Section 3.4 hereof, or acquired subsequent thereto, free and clear of all Encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent,
(c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, and (e) pledges or liens incurred in the ordinary course of business. Commercial and the Commercial Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect and neither Commercial nor any Commercial Subsidiary is in default in any material respect under any such lease. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Commercial and the Commercial Subsidiaries since June 30, 1996, except such loss, damage or destruction which does not have a material adverse effect on Commercial and Commercial Subsidiaries, taken as a whole. All property and assets material to their business and currently used by Commercial and Commercial Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

         3.16 Derivatives Contracts Neither Commercial nor any of the Commercial Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on its Balance Sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 3.16 of Schedule II, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

         3.17 Insurance. Commercial and Commercial Subsidiaries have in effect insurance coverage which, in respect to amounts, types and risks insured, is reasonably adequate for the business in which Commercial and Commercial Subsidiaries are engaged. All insurance policies in effect as to Commercial and the Commercial Subsidiaries are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Acquisition Merger Effective Date shall have been paid on or before the Acquisition Merger Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to workers' compensation insurance policies, adequate reserves for which are reflected in Commercial's financial statements). The insurance policies are valid, outstanding and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Neither Commercial nor any Commercial Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.


                                   ARTICLE IV
                                    COVENANTS

         4.1  Investigations;  Access  and  Copies.  Between  the  date  of this
Agreement and the Acquisition Merger Effective Time, each party agrees to give to the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times, upon not less than three days' prior notice, and to furnish and cause its subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Articles II or III of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith, and such other documents, records, or information with respect to the business and properties of it and its subsidiaries as the other party or its respective agents or representative shall from time to time reasonably request; provided, however, that any such inspection (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. Each party will also give prompt written notice to the other party of any event or development (x)
which, had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) which would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) which materially relate to the satisfaction of the conditions set forth in Article V of this Agreement. All requests of Company and Savings shall be directed to Richard T. Pottorff.

         4.2 Conduct of Business of the Company and the Company Subsidiaries. Between the date of this Agreement and the Acquisition Merger Effective Time, the Company and Savings agree:

                  (a) That the Company and the Company Subsidiaries shall conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not to take any action that would
(i) adversely affect the ability to obtain the Governmental Approvals or (ii) adversely affect the Company's ability to perform its obligations under this Agreement;

                  (b) That the Company shall not, without the prior written consent of Commercial: (i) declare, set aside or pay any dividend or make any other distribution with respect to Company's capital stock, except for the declaration and payment of regular quarterly cash dividends in an amount not to exceed $.10 per share of Company common stock with respect to any full calender quarter after the date hereof; provided, however, that in the event the Closing occurs on or before March 31, 1998, then Company shareholders shall be entitled to receive Commercial's regular quarterly cash dividend for the March 31, 1998 quarter and shall not be entitled to receive a dividend from Company for such quarter to be paid during April 1998; (ii) reacquire any of Company's outstanding shares of capital stock; (iii) issue or sell or buy any shares of capital stock of the Company or any Company Subsidiary, except shares of Company common stock issued pursuant to the Company Option Plan; (iv) effect any stock split, stock dividend or other reclassification of Company's common stock; or
(v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Company or any Company
Subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Company or of any Company Subsidiary;

                  (c) That Company and the Company Subsidiaries shall not, without the prior written consent of Commercial: (i) sell or dispose of any significant assets of the Company or of any Company Subsidiary other than in the ordinary course of business consistent with past practices; (ii) merge or consolidate the Company or any Company Subsidiary with or otherwise acquire any other entity, or file any applications or make any contract with respect to branching by Savings (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property; (iii) change the articles or certificate of incorporation, charter documents or other governing instruments of the Company or any Company Subsidiary, except as provided in this Agreement;
(iv) grant to any executive officer, director or employee of the Company or any Company Subsidiary any increase in annual compensation, or any bonus type payment, except in accordance with existing compensation guidelines of the Company (described in Schedule 4.2(c) hereof) and except as otherwise set forth on Schedule 4.2(c) hereof or as determined in accordance with the Company's existing bonus plan (as in effect on the date hereof, but pro rated to the date of Closing and calculated without regard to expenses incurred as a result of the Merger), a copy of which plan is attached to Schedule 4.2(c);
(v) adopt any new or amend or terminate any existing Employee Plans or Benefit Arrangements of any type except as set forth at Schedule 4.2(c); (vi) except as set forth on Schedule 4.2(c) hereof, authorize severance pay or other benefits for any officer, director or employee of Company or any Company Subsidiary;
(vii) incur any material indebtedness or obligation or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with past practices; (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices; (ix) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional investments in subsidiaries; (x) purchase any debt securities or derivative securities, including CMO or REMIC products, that are defined as "high risk mortgage securities" under OTS Thrift Bulletin No. 52 dated January 10, 1992 as revised or purchase any Derivatives Contracts or Structured Notes; (xi) purchase any equity securities other than Federal Home Loan Bank stock; (xii) make any investment which would cause Savings to not be a qualified thrift lender under
Section 10(m) of the HOLA, or not to be a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code; (xiii) make any loan with a principal balance of $750,000 or more; (xiv) authorize capital expenditures other than in the ordinary course of business; (xv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles or by a regulatory authority or adopt or implement any change in its methods of accounting for Federal income tax purposes; or (xvi) make any loan in which participation interests therein are to be sold to other persons or entities or acquire a participation interest in a loan originated by another person or entity in excess of $200,000. The limitations contained in this Section 4.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 4.2(c). Notwithstanding the foregoing, Savings may engage in any of the foregoing activities exclusively with the Bank.

         4.3 No Solicitation. The Company will not authorize any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of Company or any Company Subsidiary, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as such term is defined below). Except as the fiduciary duties under applicable law of the Company Board of Directors may otherwise require (as determined in consultation with Company legal counsel), the Company will not authorize any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of the Company or any Company Subsidiary, directly or indirectly, (A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover Proposal; (B) to negotiate any Takeover Proposal with any person or entity; or (C) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. The Company will promptly give written notice to Commercial upon becoming aware of any

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



Takeover Proposal, such notice to contain, at a minimum, the identity of the persons submitting the Takeover Proposal, a copy of any written inquiry or other communication, the terms of any Takeover Proposal and any information requested or discussions sought to be initiated. As used in this Agreement with respect to the Company, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Company or Savings or for the acquisition of a ten percent (10%) or greater equity interest in Company or Savings, or for the acquisition of a substantial portion of the assets of Company or Savings (other than loans or securities sold in the ordinary course).

         4.4      Shareholder Approvals.

                  (a) Subject to Section 1.7(a) herein, the Company shall call the meeting of its shareholders to be held for the purpose of voting upon the Articles Amendment, the Acquisition Merger and related matters, as referred to in Section 1.7(a) hereof, as soon as practicable, but in no event later than sixty (60) days after the Registration Statement becomes effective under the 1933 Act, provided that Company shall receive an opinion dated within five (5) days of mailing the Prospectus/Proxy Statement that the Merger is fair to Company shareholders from a financial point of view. In connection with such meeting, the Company Board of Directors shall recommend approval of the Articles Amendment and the Merger, except as the fiduciary duties of the Company's Board of Directors may otherwise require. The Company shall use its best efforts to solicit from its shareholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the holders of the shares of Company common stock in favor of the Articles Amendment and the Merger, except as the fiduciary duties of the Boards of Directors may otherwise require. Immediately following receipt of approval of the Articles Amendment by the Company's shareholders, the Company shall take all other actions necessary to effectuate such amendment, including filing articles of amendment with the proper authorities of the State of Kansas.

                  (b) Notwithstanding the foregoing at Section 4.4(a), the Board of Directors of the Company, to the extent required by its fiduciary obligations under applicable law, as determined in good faith by the Board of Directors based on the advice of independent counsel, may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger or approve or recommend any superior proposal (as defined below), or enter into an agreement with respect to such superior proposal, in each case at any time after the second business day following Commercial's receipt of written notice (in addition to the notice specified in Section 4.3 herein) advising Commercial that the Board of Directors of the Company has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal (it being understood that any amendment to a superior proposal shall necessitate an additional two business day period). For purposes of this Agreement, "superior proposal" means any bona fide takeover proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company common stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of its financial advisor) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of such Board of Directors, is reasonably capable of being financed by such third party.

                  (c) Nothing contained in Sections 4.3 or 4.4 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the 1934 Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company based on the recommendation of independent counsel, failure to do so would be inconsistent with applicable laws.

         4.5 Filing of Holding Company and Merger Applications. Commercial shall use its best efforts promptly to prepare, submit and file within ninety (90) days of the date hereof a holding company application to the OTS pursuant to 12 C.F.R. ss.574.3 for acquisition of control of Company and Savings and a merger application to the OTS pursuant to the Bank Merger Act and 12 C.F.R. 563.22(a) for the Bank Merger and any other applications required to be filed in connection with the transactions contemplated hereby.

         4.6 Consents. Company and Savings will use their best efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit Company or Savings, as the case may be, to consummate the Acquisition Merger and the Bank Merger.

         4.7 Resale Letter Agreements. After execution of this Agreement, (i) Company shall use its best efforts to cause to be delivered to Commercial from each person who may be deemed to be an "affiliate" of Company within the meaning of Rule 145 under the 1933 Act, a written letter agreement in the form attached at Schedule 4.7 regarding restrictions on resale of the shares of Commercial Common Stock received by such persons in the Merger and upon exercise of options received under Section 1.8 hereof subsequent to the Acquisition Merger Effective Time to ensure compliance with applicable resale restrictions imposed under the federal securities laws and, to the extent applicable, to ensure pooling of interest accounting treatment and (ii) neither Commercial nor the Company (including the Company Subsidiaries) shall take any action which would materially impede or delay consummation of the Merger, or prevent the transactions contemplated hereby from (A) qualifying for accounting treatment as a "pooling of interests" (if applicable) or (B) qualifying as a reorganization within the meaning of Section 368 of the Code.

         4.8 Publicity. Between the date of this Agreement and the Acquisition Merger Effective Time, neither Commercial, Company or any of their subsidiaries shall, without the prior approval of the other, issue or make, or authorize any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Merger or the transactions contemplated hereto, except as required by law. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to Merger or the transactions contemplated hereby, except as required by law.

         4.9 Cooperation Generally. Between the date of this Agreement and the Acquisition Merger Effective Time, Commercial, Company and their subsidiaries shall use their best efforts, and take all actions necessary or appropriate, to consummate the Merger and the other transactions contemplated by this Agreement at the earliest practicable date. Commercial and the Bank, on one hand, and the Company and the Company Subsidiaries, on the other hand, agree not to knowingly take any action that would (i) adversely effect their respective ability to obtain the Governmental Approvals or (ii) adversely affect their respective ability to perform their obligations under this Agreement.

         4.10 Additional Financial Statements and Reports. As soon as reasonably practicable after they become publicly available, the Company shall furnish to Commercial and Commercial shall furnish to the Company, respectively, its balance sheet and related statements of operations, cash flows and stockholders' equity for all periods prior to the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the Company or Commercial, as the case may be (subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included in its most recent audited consolidated balance sheet), and all of such financial statements will be prepared in conformity with the requirements of Form 10-Q or Form 10-K, as the case may be, under the 1934 Act.

         4.11 Stock Listing. Commercial agrees to use all reasonable efforts to cause to be listed on the New York Stock Exchange, subject to official notice of issuance, the shares of Commercial Common Stock to be issued in the Merger and the shares issuable in accordance with Section 1.8 hereto.

         4.12 Allowance for Loan and Real Estate Owned Losses. At the request of Commercial and in an amount specified by Commercial, immediately prior to the Acquisition Merger Effective Time, the Company and Savings shall establish such additional provisions for loan and real estate owned losses as may be necessary in the sole determination of Commercial to conform the Company's and Savings' loan and real estate owned allowance practices and methods to those of Commercial and the Bank (as such practices and methods are to be applied to Company and Savings from and after the Acquisition Merger Effective Time); provided, however, that Company and Savings shall not be required to take such action until: (i) Company and Savings provide to Commercial a written statement dated the date of Closing certified by the Chairman of the Board, the President and the Chief Financial Officer of the Company and Savings, that the conditions in Sections 5.1 and 5.2 to be satisfied by the Company or Savings or both of them have been satisfied by either or both of them or, alternatively, setting forth in detail the circumstances that have prevented such conditions from being satisfied (the "Reliance Certificate"), and Commercial and Bank provide to Company and Savings a Reliance Certificate relating to the satisfaction of the conditions in Sections 5.1 and 5.3; and (ii) Commercial and the Bank, after reviewing the Reliance Certificate, provide the Company and Savings a written waiver of any right either entity may have to terminate the Agreement which waiver shall contain an express condition precedent that

Company and Savings have established such additional provisions for loan and real estate losses as requested by Commercial pursuant to this Section 4.12. No additional provision for loan and real estate owned losses taken by Savings pursuant to this Section 4.12 shall be deemed in and of itself to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement.

         4.13 D&O Indemnification and Insurance. For a period of three (3) years following the Acquisition Merger Effective Time Commercial and Bank shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Company or Savings or any Company Subsidiaries on or before the Acquisition Merger Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Acquisition Merger Effective Time in accordance with and subject to the requirements and other provisions of the Articles of Incorporation and Bylaws of Commercial and Bank in effect on the date of this Agreement and applicable provisions of law to the same extent as Commercial is obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Commercial and Bank. Commercial shall cause the persons serving as officers and directors of the Company immediately prior to the Acquisition Merger Effective Time to be covered for a period of 18 months from the Acquisition Merger Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Commercial may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Acquisition Merger Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Commercial be required to expend more than 150% of the amount currently expended by the Company on an annual basis to maintain or procure insurance coverage for such 18 month period pursuant hereto. This Section 4.13 shall be construed as an agreement as to which the directors and officers of Company and Savings referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

         4.14 Tax Treatment. Commercial and Company shall use their best efforts to cause the Merger to qualify as a reorganization under Section 368(a)(1) of the Code. The Company agrees to consent to the form of representation letter provided by Deloitte & Touche LLP or other tax advisor for purposes of issuing its federal tax opinion pursuant to Section 5.1(e) of this Agreement no later than thirty (30) days prior to the Closing.

         4.15 Update Disclosure. From and after the date hereof until the Acquisition Merger Effective Time, the Company shall promptly, but not less frequently than monthly, update Schedule I hereto by notice to Commercial to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and which, in the case of all such updates other than the last such update prior to the Acquisition Merger Effective Time, reflect a material change from the information provided in Schedule I as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of Company and Savings to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

         4.16     Company's Employee Plans and Benefit Arrangements.

                  (a) Except as otherwise provided in this Section, if Commercial so requests, the Company and any Company Subsidiary shall develop a plan and timetable for terminating each Employee Plan and Benefit Arrangement as of the date of Closing, and, with the advance written consent of Commercial, shall proceed with the implementation of said termination plan and timetable. The Company shall be solely responsible for all costs, expenses, and other obligations whatsoever arising out of or resulting from termination of any Employee Plan or Benefit Arrangement. Neither the Company nor any Company Subsidiary will establish any new benefit plan or arrangement for directors, officers, or employees, or amend (or commit to distribute any assets from) any Employee Plan or Benefit Arrangement without Commercial's prior written approval, except as provided at this Section 4.16 or at Section 7.2 hereof.

                  (b) With respect to any benefit plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting, except as set forth at Schedule 4.16(b), provided that vesting shall accelerate on the date of Closing (i) pursuant to an amendment to the Savings defined benefit pension plan, and (ii) in accordance with termination of the Mid-Continent Federal Savings Bank Management Stock Bonus Plan and the Mid Continent Bancshares, Inc. 1994 Stock Option Plan.
                  (c) On or prior to the Closing Date, Savings shall make all payments due in accordance with the Management Retention Plan and the Retirement Income Protection Plan as detailed at Schedule 4.16(c). As of the Closing Date, Savings shall terminate the employment of Richard T. Pottorff and make payment of sums due and payable in accordance with the Employment Agreement between Savings and Richard T. Pottorff. On or prior to the Closing Date, Commercial shall enter into a Consulting Agreement with Richard T. Pottorff, to be effective as of the Closing Date as attached at Schedule 4.16(c).

                  It is the intention of the parties to terminate Savings' Employment Agreement with Larry Goddard and Change in Control Agreement with Harold Siemens effective as of the Closing and to provide for such agreements to be replaced by similar agreements between the Bank and such individuals on mutually acceptable terms to be negotiated by the parties prior to Closing. In the event no such replacement agreements have been executed by the 30th day prior to Closing, then on or prior to the Closing Date, Savings may renew the Employment Agreement with Larry Goddard for a period not to exceed thirty-six months from the Closing Date and shall renew the term of the Change in Control Agreement with Harold Seimens for a term not to exceed twenty-four months from the Closing Date. Such Board actions to renew such agreements or to enter into this Agreement shall in no way limit or restrict either employees' rights under such respective agreements to voluntarily terminate employment and receive compensation as a result of such actions following a change in control of Savings, or restrict or limit Savings' right to terminate the employment of such employees on or before the Closing Date and to make such payments due under such agreements.

                  Bank shall give any employee of Savings that the Bank does not intend to continue to employ for a period of at least one year after the Closing ("Temporary Transitional Employees") written notice of such intention not less than 30 days prior to the Closing Date, in which case Company shall pay to such Temporary Transitional Employees as of the Closing any sums to be due under the Employee Change in Control Severance Plan or Change in Control Severance Agreements and sums payable for accrued vacation.

                  (d) On or prior to the date of Closing, Company shall make the payments specified in Schedule 4.16(d), in connection with terminating the Mid-Continent Federal Savings Bank Directors Consultation and Retirement Plan and Directors Change in Control Severance Plan; provided that more than 30 days before the Closing, Savings agrees to amend the Directors Change in Control Severance Plan to reduce the term for monthly severance payments from 36 months to 18 months.

                  (e) Commercial shall honor in accordance with their terms both the Change in Control Severance Agreements and the Employee Change in Control Severance Plan contained at Schedule 4.16(c).

                  (f) Following the Closing, Commercial shall honor in accordance with its terms the Mid-Continent Federal Savings Bank Employee Stock Ownership Plan; provided that Savings shall be entitled to repay the ESOP Note on a pro rated basis for the period from January 1, 1998 through the Closing Date, and provided further that the Closing Date shall be treated as the end of the plan year for purposes of permitting an allocation of benefits based on such repayments.

         4.17 Amendment of Savings' Federal Stock Charter. Company and Savings will take all actions necessary to effectuate an amendment to Section 8 of Savings' Federal Stock Charter to make inapplicable to Commercial and Bank the restrictions therein, provided that Company and Savings may make such amendment contingent upon consummation of the Merger.

         4.18 Commercial Goodwill Claim. Between the date hereof and the Closing, Commercial and the Bank shall not spin-off or otherwise distribute the rights to receive payment upon resolution of the claims against the FDIC or other agency of the Federal government with respect to the confiscation of the goodwill as capital of the Bank.

         4.19 Environmental Reports. Commercial, at its expense, shall undertake within 15 days of the date hereof to order, and shall within 40 days (subject to extension with the consent of the Company) after ordering, receive, a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) ("Report") on (i) all commercial real estate owned by, (ii) all offices and premises used as facilities by, and (iii) all properties which serve as security for any commercial real estate loan having an original principal balance of $1,000,000 or more of, the Company and Savings. Failure to order such Report on any particular properties within such 15 day period shall constitute a waiver of such condition with respect to such property. In the event that Commercial believes in good faith that such Report indicates a reasonable likelihood that the costs to cleanup, remove, remediate, or take any other action necessary to bring any such property or properties into material compliance with environmental laws exceed $475,000 in the aggregate, Commercial shall, within 15 days of its receipt of such Report, provide Company with written notice to that effect. Commercial shall thereafter undertake to order within 15 days of receipt of such Report and shall within 30 days of ordering receive a Phase II Environmental Report (as contemplated in OTS Thrift Bulleting #16) to confirm such belief. Failure to order such Phase II report ("Phase II Report") on any particular properties within such 15 day period shall constitute a waiver of such condition with respect to such property. Commercial shall within seven days of receipt of such Phase II Report either deliver written notice to Company of its termination of this Agreement in that the aggregate costs to cleanup, remove, remediate or take such other action necessary to bring such properties into material compliance with the environmental laws will exceed $475,000 determined in good faith and that Commercial shall elect to terminate this Agreement, or Commercial shall deliver in writing notice of its waiver of the condition contained at Section 5.2(i) hereof. Failure to deliver such written notice of its termination of the Agreement shall constitute waiver of this condition as provided at Section 5.2(i). Commercial shall deliver complete copies of all Phase I and Phase II reports to Company within five days of receipt of any such reports. The contents of such reports shall remain confidential whether or not the Merger is consummated.


                                    ARTICLE V
               CONDITIONS TO THE MERGER; TERMINATION OF AGREEMENT

         5.1 General Conditions. The obligations of Commercial, the Bank, the Company and Savings to effect the Acquisition Merger and the Bank Merger shall be subject to the following conditions:

                  (a) Stockholder Approval and Effectiveness of Articles Amendment and Charter Amendment. The holders of the outstanding shares of Company common stock shall have approved the Articles Amendment, this Agreement and the Acquisition Merger as specified in Section 1.7(a) hereof or as otherwise required by applicable law, the Articles Amendment shall be effective under the KGCC and the Charter Amendment shall be effective under applicable law.

                  (b) No Proceedings. No order, decree or injunction shall have been entered and remain in force restraining or prohibiting the Merger in any legal, administrative, arbitration, investigatory or other proceedings (collectively, "Proceedings").

                  (c) Government Approvals. To the extent required by applicable law or regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the OTS, the FDIC, the Federal Trade Commission, DOJ, the SEC, and any state securities or Blue Sky authorities, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Merger. All other statutory or regulatory requirements for the valid consummation of the Merger and related transactions shall have been satisfied.

                  (d) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of Commercial Common Stock in the Merger pursuant to this Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

                  (e) Federal Tax Opinion. Receipt of either an opinion of Deloitte & Touche LLP, or other tax advisor reasonably acceptable to Commercial and the Company, or a private letter ruling from the IRS, in form and content reasonably satisfactory to Commercial and the Company, and upon which Company shareholders may rely to the effects set forth at Schedule 5.1(e) hereto.

         5.2 Conditions to Obligations of Commercial and Bank. The obligations of Commercial and Bank to effect the Merger and the transactions contemplated herein shall be subject to the following additional conditions to the extent not waived:

                  (a) Opinion of Counsel for Company. Commercial shall have received from Malizia, Spidi, Sloane & Fisch, P.C., and from a legal counsel qualified to opine as to Kansas law matters and satisfactory to Commercial, an opinion dated as of the Closing covering the matters to be set forth in Exhibit 5.2(a).

                  (b) Required Consents. In addition to Governmental Approvals, Company and Savings shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Company and the Company Subsidiaries, taken as a whole; in this connection, the Company and Savings shall use its reasonable best efforts to obtain consents from all lessors to their respective real estate leases that may be required for consummation of the Merger.

                  (c) Company Accountants' Letter. Commercial at its expense shall have received from Deloitte & Touche LLP, letters dated the date of mailing the Prospectus/Proxy Statement and the date of the Closing to the effect that: (i) with respect to the Company they are independent accountants within the meaning of the 1933 Act and 1934 Act and the applicable rules and regulations thereunder, (ii) it is their opinion that the audited financial statements of the Company included in or incorporated by reference into the Prospectus/Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act and the applicable published accounting rules and regulations thereunder, (iii) on the basis of such procedures as are set forth therein but without performing an examination in accordance with generally accepted auditing standards nothing has come to their attention which would cause them to believe that (A) any unaudited interim financial statements appearing in the Prospectus/Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act and the published rules and regulations thereunder; (B) said financial statements are not stated on a basis substantially consistent with that of the audited financial statements; (C) (1) at the date of the latest available consolidated financial statements of the Company and at a specific date not more than five (5) business days prior to the date of each such letter there has been, except as specified in such letter, any increase in the outstanding capital stock, or indebtedness for borrowed money of the Company (other than deposits and Federal Home Loan Bank advances with a maturity of one year or less) or any decrease in the stockholders' equity thereof as compared with amounts shown in the latest statement of financial condition included in the Prospectus/Proxy Statement, or (2) for the period from the date of the latest audited financial statements of the Company included in or incorporated by reference into the Prospectus/Proxy Statement to a specific date not more than five (5) business days prior to the date of each such letter, there were, except as specified in such letter, any decreases, as compared with the corresponding period in the preceding year, in consolidated net income for Company excluding expenses associated with the Merger, including those incurred pursuant to
Section 4.16 and 7.2 hereof, or any increase, as compared with the corresponding period in the preceding year, in the provision for loan losses for Company, (iv) they have performed certain specific procedures as a result of which they determined that certain information of an accounting, financial or statistical nature included in the Prospectus/Proxy Statement and requested by Commercial and agreed upon by such accountants, which is expressed in dollars (or percentages obtained from such dollar amounts) and obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records by analysis or computation is in agreement with such records or computations made therefrom (excluding any questions of legal interpretation), and (v) on the basis of such procedures as are set forth in such letter, nothing came to their attention with respect to the Company which would cause them to believe that the pro forma financial statements had not been properly compiled on the pro forma basis described therein.

                  (d) No Material Adverse Change. Between the date of this Agreement and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, results of operations or assets of Company and the Company Subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impairs both the Company and Commercial in a substantially similar manner, and other than any such change attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting both the Company and Commercial to a similar extent and in a similar manner. No payments made or expenses incurred in accordance with Section 4.16 hereof shall be deemed to constitute a material adverse change under this
Section 5.2(d).

                  (e) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. The representations and warranties of the Company and Savings shall be true in all material respects at the Acquisition Merger
Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Company and Savings shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Company shall have delivered to Commercial a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

                  (f) No Litigation. Neither the Company nor any Company Subsidiary shall be a party to any pending litigation, reasonably probable of being determined adversely to the Company or any Company Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

                  (g) Regulatory Approval. All Governmental Approvals required hereunder to consummate the transactions contemplated hereby shall have been obtained without the imposition of any conditions (excluding any conditions relating to or affecting whether the Acquisition Merger qualifies as a pooling of interests for accounting purposes) which Commercial and the Bank reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of Commercial or the Bank and, in the reasonable judgment of Commercial, substantially diminish the benefits expected to be received by Commercial from the transactions contemplated hereby.

                  (h) Affiliates Letters. Commercial shall have received the letter agreements from all affiliates of the Company as contemplated in Section 4.7(i) herein.

                  (i) Environmental Reports. Commercial shall not have exercised its right to terminate this Agreement pursuant to Section 4.19.

                  (j) Amendment to Commercial Articles of Incorporation. Commercial shall have received the approval of its shareholders to amend its Articles of Incorporation to increase the number of authorized shares of Commercial Common Stock as contemplated in Section 1.7(b).

         5.3 Conditions to Obligations of Company and Savings. The obligations of Company and Savings to effect the Acquisition Merger and the transactions contemplated herein shall be subject to the following additional conditions:

                  (a) Opinion of Counsel for Commercial. Company shall have received from Housley Kantarian & Bronstein, P.C., special counsel to Commercial, and Fitzgerald, Schorr, Barmettler & Brennan, an opinion dated as of the Closing covering the matters to be set forth in Exhibit 5.3(a).

                  (b) Representations and Warranties to be True; Fulfillment of Covenants and Conditions. The representations and warranties of Commercial and the Bank shall be true in all material respects at the Acquisition Merger
Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Commercial and the Bank shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Commercial shall have delivered to Company a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

                  (c) Commercial Common Stock. A certificate for the required number of whole shares of Commercial Common Stock, as determined pursuant to
Section 1.3 hereof, and cash for fractional share interests, as so determined, shall have been delivered to the Exchange Agent.

                  (d) Required Consents. In addition to Governmental Approvals, Commercial and the Bank shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Commercial and the Commercial Subsidiaries, taken as a whole.

                  (e) NYSE Listing. The shares of Commercial Common Stock issuable pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

         5.4 Termination of Agreement and Abandonment of Merger. This Agreement and the Acquisition Plan of Merger may be terminated at any time before the Acquisition Merger Effective Time, whether before or after approval thereof by shareholders of Company, as provided below:

                 (a) Mutual Consent. By mutual consent of the parties, evidenced by their written agreement.

                  (b) Closing Delay. At the election of either party, evidenced by written notice, if the Closing shall not have occurred on or before May 1, 1998, or such later date as shall have been agreed to in writing by the parties; provided, however, that the right to terminate under this Section 5.4(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

                  (c) Conditions to Commercial Performance Not Met. By Commercial upon delivery of written notice of termination to Company if any event occurs which renders impossible the satisfaction in any material respect one or more of the conditions to the obligations of Commercial and the Bank to effect the Merger set forth in Sections 5.1 and 5.2 and noncompliance is not waived by Commercial, provided, however, that the right to terminate under this
Section 5.4(c) shall not be available to Commercial where Commercial's or Bank's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

                  (d) Conditions to Company Performance Not Met. By the Company upon delivery of written notice of termination to Commercial if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Company and Savings to effect the Merger set forth in Sections 5.1 and 5.3 and noncompliance is not waived by Company, provided, however, that the right to terminate under this Section 5.4(d) shall not be available to the Company where the Company's or Savings' failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

                   (e) Average NYSE Closing Price. By the Company at any time during the two business day period commencing on the business day immediately after the end of the Determination Period, if the Average NYSE Closing Price shall be less than $33.00 (adjusted as indicated in Section 1.3(a)(iv)), subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 5.4(e), it shall give written notice to Commercial no later than the end of the aforementioned two business day period. During the two business day period commencing with the business day after its receipt of such notice, Commercial shall have the option to increase the consideration to be received by the holders of Company common stock hereunder, by adjusting the Exchange Ratio to equal the number (calculated to four decimal places and rounded down) obtained by dividing (A) $35.08 by (B) the Average NYSE Closing Price. If Commercial so elects within such two day period, it shall give written notice to the Company no later than the end of the aforementioned two day period of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 5.4(e) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

         For purposes of this Section 5.4, "Average NYSE Closing Price" and "Determination Period" shall have the meanings specified in Section 1.3(b).

                  (f) By either party if the shareholders of the Company do not approve the Articles Amendment at the Company Shareholders' Meeting or adjournment thereof, in which event Commercial shall be entitled to the fee referred to in Section 6.2(b) hereof.

                  (g) By Company in connection with entering into a definitive agreement in accordance with Section 4.4(b), provided it has complied with all provisions thereof, in which case Commercial shall be entitled to the fee specified in Section 6.2(c) hereof.

                  (h) By either party if the shareholders of Commercial do not approve the amendment to Commercial's Articles of Incorporation referred to in
Section 1.7(b) hereof by December 30, 1997, in which event Company shall be entitled to the fee referred to in Section 6.2(b) hereof.

                                   ARTICLE VI
                 TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

         6.1 Termination; Lack of Survival of Representations and Warranties. In the event of the termination and abandonment of this Agreement pursuant to
Section 5.4 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 2.7 and 3.7 (Brokers and Finders), 4.8 (Publicity), 4.19 (Environmental Reports; the last sentence thereof), 6.2 (Expenses) and 8.2 (Confidentiality) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 5.4(c), 5.4(d) or 5.4(f)
of this Agreement shall not relieve the breaching party from liability for an uncured intentional and willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         The representations, warranties and agreements of the parties set forth in this Agreement shall not survive the Acquisition Merger Effective Time, and shall be terminated and extinguished at the Acquisition Merger Effective Time, and from and after the Acquisition Merger Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not (i) apply to agreements of the parties which by their terms are intended to be performed after the Acquisition Merger Effective Time, and (ii) shall not relieve any person for liability for fraud, deception or intentional misrepresentation.

         6.2      Payment of Expenses.

                  (a) Except as otherwise provided below, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder; provided, however, that Commercial shall pay the expenses related to filing the Registration Statement and Commercial and Company shall equally apportion the expenses for printing and mailing the Prospectus/Proxy Statement.

                  (b) Company and Savings shall pay to Commercial a fee of $200,000 if this Agreement is terminated pursuant to Section 5.4(f) hereof. Commercial and Bank shall pay to Company a fee of $200,000 if this Agreement is terminated pursuant to Section 5.4(h).

                  (c) In order to induce Commercial and the Bank to enter into this Agreement and as a means of compensating Commercial and the Bank for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, the Company and Savings agree that if this Agreement is terminated in accordance with Sections 5.4(a), 5.4(b), 5.4(c) or 5.4(g) hereof and prior to such termination a Termination Event, as defined in paragraph (d) of this
Section 6.2, shall have occurred, the Company or Savings will upon demand pay to Commercial or the Bank in immediately available funds $3,000,000, inclusive of any expense reimbursements that may otherwise be due and payable in accordance with Section 6.2 hereunder.

                  (d) For purposes of this Agreement, a Termination Event shall mean either of the following:

                           (i)    The Company or any Company Subsidiary, without
having received Commercial's prior written consent, shall have entered into a written agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)((9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder) other than Commercial or any affiliate of Commercial (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the 1933 Act) or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction with any person other than Commercial or any affiliate of Commercial. For purposes of this Agreement "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Company or any Company Subsidiary, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Company or any Company Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 50% or more of the equity securities of the Company or any Company Subsidiary; or

                           (ii) After a bona fide  written  proposal  is made by
any person other than Commercial or any affiliate of Commercial to the Company or its shareholders to engage in an Acquisition Transaction, either (A) the Company shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Commercial to terminate this Agreement or (B) the holders of Company common stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement under circumstances in which the Company's Board of Directors has failed to make all reasonable efforts to obtain the favorable vote of Company shareholders on the Merger, including failure to recommend the Merger to Company shareholders, such meeting shall not have been held in a timely manner or shall have been postponed, delayed or enjoined prior to termination of this Agreement except as a result of a judicial or administrative proceeding or the Company's Board of Directors shall have withdrawn or modified in a manner adverse to Commercial the recommendation of the Company's Board of Directors with respect to this Agreement.

                                   ARTICLE VII
                         CERTAIN POST-MERGER AGREEMENTS

         7.1 Reports to the SEC. Commercial shall continue to file all reports and data with the SEC necessary to permit the shareholders of Company who may be deemed "underwriters" (within the meaning of Rule 145 under the 1933 Act) of Company common stock to sell the Company common stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under such Act if they would otherwise be so entitled.

         7.2 Employees. Employees of the Company or Savings who become employees of Commercial or the Bank after the Acquisition Merger Effective Time (the "Continuing Employees") shall be eligible to participate in all benefit plans sponsored by Commercial or the Bank to the same extent as other similarly situated Commercial or Bank employees; provided that Commercial shall (i) give the Continuing Employees full credit for prior service with the Company or Savings with respect to determination of eligibility to participate, vesting, and benefit levels under the welfare plans sponsored by Commercial or Bank, and with respect to determination of eligibility and vesting, but not benefit accruals under 401(k) plans sponsored by Commercial or Bank, (ii) continue their employment and regular salary in effect on the date of Closing until the earlier to occur of their voluntary termination of employment and the date twelve (12) months after the Closing, and (iii) not subject the Continuing Employees to any uninsured waiting period or exclusion for pre-existing conditions that was not in effect, on the Effective Date, under a medical or dental insurance plan maintained by the Company or Savings, and (iv) have no obligation to provide benefits under any Commercial plan or program that are duplicative of benefits that employees of the Company or Savings receive under a similar plan or program maintained by the Company or Savings after the Closing.

         Commercial shall honor all accrued vacation and sick leave for the employees of Company and the Company Subsidiaries following the Closing, to the extent listed in Schedule 7.2 hereto but subject both to expiration within one year of the Closing and to Commercial's policies, from the Closing forward, applicable to the accrual of vacation pay and sick leave. Commercial shall honor the Management Long Term Retention Plan as attached at Schedule 4.16(c), and shall make any payment required thereunder. Commercial shall honor Savings defined benefit pension plan, and shall fulfill all obligations to participants thereunder in accordance with the terms of such plan.

         With the exception of Temporary Transitional Employees (within the meaning of Section 4.16(c) of this Agreement), Commercial agrees that for a period of twelve (12) months following the Acquisition Merger Effective Time, any employee of the Company or Savings who is not, and has not been, a party to an employment or severance agreement with Company or Savings and whose employment is involuntarily terminated by Commercial for a reason other than just cause on or after the Acquisition Merger Effective Time shall be entitled to receive both payment for accrued vacation time (provided such accrued vacation time does not exceed five weeks) and continued payment of salary in effect as of the Closing Date through the remainder of the one year period after the Closing, but in no event shall such individual receive payments of less than the benefits payable under the Mid-Continent Federal Savings Bank Change in Control Severance Plan, which Severance Plan shall become null and void 18 months after the Closing, and the value of all accrued vacation pay for such employee.

                                  ARTICLE VIII
                                     GENERAL

         8.1 Amendments. Subject to applicable law, this Agreement may be amended, whether before or after any relevant approval of shareholders, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that, after the adoption of the Agreement by the shareholders of the Company, no such amendment without further shareholder approval may reduce the amount or change the form of the consideration to be received by the Company shareholders in the Merger.

         8.2 Confidentiality. All information disclosed hereafter by any party to this Agreement to any other party to this Agreement, including, without limitation, any information obtained pursuant to Section 4.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated except to the extent that (i) it was known by such other party when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose to the OTS, the FDIC or any other regulatory authority having jurisdiction over the parties or their subsidiaries or as may otherwise be required by law, or
(iv) to the extent such duty as to confidentiality is waived by the other party. In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other parties all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 8.2.

         8.3 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Nebraska without taking into account a provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

         8.4 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to Commercial or Bank, to

                       Commercial Federal Corporation
                       2120 South 72nd Street
                       Omaha, Nebraska  68124
                       Attention: William A. Fitzgerald, Chairman of the Board
                                        and Chief Executive Officer
     with a copy to:

                       Housley Kantarian & Bronstein, P.C.
                       Suite 700
                       1220 19th Street, N.W.
                       Washington, DC  20036
                       Attention:  Cynthia R. Cross, Esquire

     and if to Company or Savings, to

                       Mid Continent Bancshares, Inc.
                       124 W. Central
                       El Dorado, Kansas 67042
                       Attention: Richard T. Pottorff, Chairman of the Board
                                     and Chief Executive Officer

     with a copy to:

                       Malizia, Spidi, Sloane & Fisch, P.C.
                       One Franklin Square
                       1301 K Street, N.W.
                       Suite 700 East
                       Washington, D.C.  20005
                       Attention: Richard Fisch, Esquire
or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received.

         8.5 No Assignment. This Agreement may not be assigned by any of the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.6 Headings. The description heading of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         8.7 Counterparts. This Agreement may be extended in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

         8.8 Construction and Interpretation. Except as the context otherwise requires, (a) all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and (b) all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

         8.9 Entire Agreement. This Agreement, together with the schedules, lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 8.1, constitutes the entire agreement of the parties, and supersedes any prior written or oral agreement or understanding among any of the parties hereto pertaining to the Merger, except for the Confidentiality and Non-Disclosure Agreement between the Company and Commercial dated July 28, 1997, attached at
Schedule 8.9, which shall remain in full force and effect. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder except as expressly set forth herein.

         8.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

         8.11 No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person (other than the Company, Savings, Commercial or the Bank and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein.

         8.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the date set forth above.

COMMERCIAL FEDERAL CORPORATION       MID CONTINENT BANCSHARES, INC.


By:   /s/James A. Laphen             By: /s/Richard T. Pottorff
      ----------------------------       ------------------------------------
Name: James A. Laphen                Name: Richard T. Pottorff
Title:  President and Chief          Title:  Chairman of the Board and Chief
          Operating Officer           Executive Officer


COMMERCIAL FEDERAL BANK, A           MID-CONTINENT FEDERAL SAVINGS BANK
FEDERAL SAVINGS BANK


By:   /s/James A. Laphen             By: /s/Richard T. Potterff
      ----------------------------       ------------------------------------
Name: James A. Laphen                Name: Richard T. Pottorff
Title:  President and Chief          Title:  Chairman of the Board and Chief
         Operating Officer           Executive Officer

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